$3.5 Placement                                                            Page 1
--------------------------------------------------------------------------------

                                  PRESS RELEASE


For Immediate Release

          COMPOSITE TECHNOLOGY ANNOUNCES $3.5 MILLION PRIVATE PLACEMENT

Irvine, CA - March 3, 2006 - Composite Technology Corporation (CTC) (OTC Bulletin Board: CPTC) a leading developer of high-temperature, low sag (HTLS) conductors for electric transmission and distribution lines, announced today that it has entered into definitive securities purchase agreements with six institutional investors, to raise $3.5 million in gross proceeds through the sale of secured convertible notes with a fixed conversion price of $1.55. The investors will also receive warrants to purchase 750,000 shares of common stock at an exercise price of $1.55 per share (`Series A") and warrants to purchase 2 million shares of common stock at an exercise price of $2.00 per share (`Series B"). These warrants shall expire 36 months following issuance; however, the Company may accelerate the exercise of the Series B warrants by giving notice, subject to certain conditions including the trading price of CTC common stock during any 10 consecutive trading days is at all times during that period no less than $2.50. Lane Capital Markets participated as a principal in this transaction and acted as the placement agent and financial advisor. In support of the transaction, Benton H Wilcoxon, the CEO of CTC, pledged 4,741,936 shares of his own personal CTC common stock to secure certain CTC obligations under the agreement. The proceeds from this funding will be used for the general operating capital needs of CTC and its subsidiaries. CTC's full report regarding this transaction will be timely filed on Form 8K.

About CTC:

Composite Technology Corporation, based in Irvine, California, develops, manufactures and sells novel products that introduce the advantages of high performance composite materials to create superior applications for the generation, transmission and distribution of electrical power. The company's novel and proprietary Aluminum Composite Core Conductor (ACCC) is a cost effective solution for the introduction of reserve electrical transmission capacity into a saturated electrical grid, while reducing operating costs and in many cases capital costs. The elimination of significant sag at higher operating temperatures allows users of ACCC to reduce transmission bottlenecks, span large distances, reduce supporting structures and improve grid reliability. ACCC is superior to conventional conductors of the same diameter in many ways, including:

   * Replaces existing steel core conductors and increases energy capacity up to 2 times

   *  Virtually eliminates sag caused by high load, high-temperature conditions

   * Requires fewer structures along new Rights of Way, reducing construction costs and time

   * Reduces line losses compared with same diameter conventional cables at same operating temperatures

   *  Eliminates any bi-metallic corrosion issues

   *  For further information visit our website at:
      http://www.compositetechcorp.com

For Investor Relations Contact: James Carswell, (760) 416-8628
For Media Relations Contact:    Kevin C. Coates (949) 428-8500

This press release may contain forward-looking statements, as defined in the Securities Reform Act of 1995 (the "Reform Act"). The safe harbor for forward-looking statements provided to companies by the Reform Act does not apply to Composite Technology Corporation (Company). However, actual events or results may differ from the Company's expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, risks associated with international transactions, general economic conditions, availability of funds for capital expenditure by customers, availability of timely financing, cash flow, timely delivery by suppliers, or the Company's ability to manage growth. Other risk factors attributable to the Company's business segment may affect the actual results achieved by the Company and are included in the Company's Annual Report filed with the Commissioner on Form 10K for fiscal year ended September 30, 2005.

                                       ###